     As Filed With the Securities and Exchange Commission on July 30, 1999

                                                         Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            ______________________

                               SM&A CORPORATION
                               ----------------
            (Exact name of registrant as specified in its charter)

             California                                        33-0080929
             ----------                                        ----------
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)

      4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660
      -------------------------------------------------------------------
             (Address of Principal Executive Offices)       (Zip Code)

                               SM&A CORPORATION
      1995 SPACE APPLICATIONS CORPORATION NONQUALIFIED STOCK OPTION PLAN
      ------------------------------------------------------------------
                           (Full title of the plan)

                              Michael A. Piraino
                     President and Chief Operating Officer
                               SM&A CORPORATION
                      4695 MacArthur Court, Eighth Floor
                        Newport Beach, California 92660
                        -------------------------------
                    (Name and address of agent for service)

                                (949) 975-1550
                                --------------
         (Telephone number, including area code, of agent for service)

                                   COPY TO:
                                   -------

                             Thomas J. Crane, Esq.
                              Rutan & Tucker, LLP
                     611 Anton Boulevard, Fourteenth Floor
                         Costa Mesa, California  92626
                                (714) 641-5100

                                      Calculation of Registration Fee
=======================================================================================================================
                                                              Proposed           Proposed
         Title of securities            Amount to be      maximum offering    maximum aggregate         Amount of
          to be registered             registered/(1)/     price per unit     offering price/(2)/    registration fee
1995 SPACE APPLICATIONS CORPORATION
NONQUALIFIED STOCK OPTION PLAN
     Common Stock, no par value         311,074 Shares         $7.875           $2,449,707.70             $681.02
=======================================================================================================================

(1) Pursuant to the Agreement and Plan of Reorganization and Merger dated as of May 18, 1998 (the "Merger Agreement"), among SM&A Corporation (the "Registrant"), SAC Acquisition, Inc., Space Applications Corporation and Roger H. Skinner, the Registrant assumed, effective as of May 29, 1998, all of the outstanding options to purchase common stock of Space Applications Corporation under the 1995 Space Applications

     Corporation Nonqualified Stock Option Plan, and such options became exercisable to purchase shares of the Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option. The Merger Agreement provides that the Registrant will issue additional shares of the Registrant's Common Stock if, upon the effective date of a registration statement on Form S-8, the average closing price of the Registrant's Common Stock on the NASDAQ National Market for the twenty (20) trading days immediately before the effective date of the registration statement (the "Registration Closing Average") is less than $13.931. The Registrant filed a registration statement on Form S-8 with the Securities and Exchange Commission on May 27, 1999. The Registrant must issue to the former SAC shareholders that number of shares of the Registrant's Common Stock per share issued in the merger, valued at the Registration Closing Average, equal to the difference between $13.931 and the Registration Closing Average. The average closing price of the Registrant's common stock for the twenty trading days up to and including May 26, 1999 was $6.983 and, therefore, an aggregate of 166,066 additional shares of the Registrant's Common Stock are being issued to former SAC shareholders.

(2) Computed pursuant to Rules 457(c) and 457(f)on the basis of the average of the high and low sales price reported for such securities by The Nasdaq National Market on July 27, 1999.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   Plan Information.
          ----------------

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

ITEM 2.   Registrant Information and Employee Plan Annual Information.
          -----------------------------------------------------------

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents are incorporated by reference in this Registration Statement:

          (a) Registrant's Annual Report on Form 10-K (File No. 0-23585) for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission (the "Commission") on March 31, 1999.

          (b) Registrant's Proxy Statement dated April 19, 1999, filed in connection with the Registrant's Annual Meeting of Shareholders held on May 18, 1999.

          (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999.

          (d) All reports of the Registrant filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 1998;

          (e) The description of the Registrant's securities contained in the Registrant's registration statement on Form 8-A (File No. 000-23585) filed under the Exchange Act on January 5, 1997, together with any amendment or report filed pursuant to such Exchange Act amending or updating such description.

          (f) Information concerning options issued under the 1995 Space Applications Corporation Nonqualified Stock Option Plan, including the amounts outstanding, exercises, prices and expiration dates, which will be included in the future, either in the Registrant's proxy statements, annual reports or appendices to this Registration Statement.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

          For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

          The Registrant shall provide without charge to each Participant for whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement. Such requests should be directed to: Chief Financial Officer, SM&A Corporation, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660, (949) 975-1550.

ITEM 4.   Description of Securities.
          -------------------------

          Not Applicable


ITEM 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not Applicable


ITEM 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant's Amended and Restated Articles of Incorporation (the "Articles") provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interest of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction for which a director derived an improper benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; (vi) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.

          The Articles also authorize the Registrant to provide indemnification to its agents (as defined in Section 317 of the California Corporations Code), through the Registrant's Amended and Restated Bylaws (the "Bylaws") or through agreements with such agents or both, for breach of duty to the Registrant and its shareholders, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

          The Bylaws of the Registrant provide for indemnification of the Registrant's officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. The Bylaws further provide that no indemnification shall be made in the case of a derivative suit in respect to any claim as to which such person has been adjudged to be liable to the corporation, except with court approval, nor shall indemnification be made for amounts paid in settling or otherwise disposing of a pending action without court approval, or for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification under the Bylaws is mandatory in the case of an agent of the Registrant (present or past) who is successful on the merits in defense of a suit against him or her in such capacity. In all other cases where indemnification is permitted by the Bylaws, a determination to indemnify such person must be made by a majority of a quorum of disinterested directors (if a quorum of directors is not obtainable, by independent legal counsel in a written legal opinion), a majority of disinterested shareholders, or the court in which the suit is pending.

          The Registrant has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles and Bylaws. Among other things, these agreements provide that the Registrant will indemnify, subject to certain requirements, each of the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the rights of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.


ITEM 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable


ITEM 8.   Exhibits.
          --------

          4.1       1995 Space Applications Corporation Nonqualified Stock
                    Option Plan.

          4.2       Form of Non-Qualified Stock Option Agreement.

          5         Opinion of Rutan & Tucker, LLP.

          23.1      Consent of Rutan & Tucker, LLP (included in Exhibit 5).

          23.2      Consent of KPMG LLP.

          24.1      Power of Attorney (see p. 8).


ITEM 9.   Undertakings.
          ------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on July 20, 1999.

                              SM&A CORPORATION,
                              a California Corporation


                              By: /s/ MICHAEL A. PIRAINO
                                 -----------------------------------------------
                                   Michael A. Piraino, President and Chief
                                   Operating Officer

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Piraino and Edward A. Beeman, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

        Signature                             Title                       Date
--------------------------    ---------------------------------------  -------------
/S/  STEVEN S. MYERS          Chairman of the Board and Chief          July 20, 1999
--------------------------
Steven S. Myers               Executive Officer (Principal Executive
                              Officer)

/S/ MICHAEL A. PIRAINO        President, Chief Operating Officer and   July 20, 1999
--------------------------
Michael A. Piraino            Director

/S/ EDWARD A. BEEMAN          Senior Vice President, Chief Financial   July 20, 1999
--------------------------
Edward A. Beeman              Officer and Secretary (Principal
                              Financial Officer and Principal
                              Accounting Officer)

/S/ J. CHRISTOPHER LEWIS      Director                                 July 20, 1999
--------------------------
J. Christopher Lewis

/S/ MALCOLM R. CURRIE         Director                                 July 20, 1999
--------------------------
Malcolm R. Currie

/S/ JAMES R. MELLOR           Director                                 July 20, 1999
--------------------------
James R. Mellor

                                EXHIBITS INDEX


4.1    1995 Space Applications Corporation Nonqualified Stock Option Plan

4.2    Form of Non-Qualified Stock Option Agreement

5      Opinion of Rutan & Tucker, LLP

23.1   Consent of Rutan & Tucker, LLP (included in Exhibit 5)

23.2   Consent of KPMG LLP

24.1   Powers of Attorney (see p. 8)